Exhibit 3.2

FILE COPY

[SEAL]

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

No. 2554369

I hereby certify that

AUGURSHIP III LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the Company is limited.

Given under my hand at the Companies Registration Office, Cardiff the 1 NOVEMBER 1990

/s/ M. Rose
M. ROSE
an authorised officer

THIS CERTIFICATE SUPERSEDES THE

CERTIFICATE ON FILE WHICH INCORRECTLY

QUOTED THE NAME OF THE COMPANY AS

“AUGERSHIP III LIMITED”

Exhibit 3.2

FILE COPY

[SEAL]

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 2554369

I hereby certify that

AUGURSHIP III LIMITED

having by special resolution changed its name,

is now incorporated under the name of

CELTIC PACIFIC (UK) LIMITED

Given under my hand at the Companies Registration Office, Cardiff the 20 December 1990

an authorised officer